UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2024
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.
Carter Bankshares, Inc. Issues Statement Regarding Grant of Judgment in Lawsuits against Governor Justice and Related Entities
On April 20, 2023 and May 15, 2023, Carter Bank & Trust (“Carter Bank”), a subsidiary of Carter Bankshares, Inc. (the “Company”), confessed judgment in the Circuit Court of the City of Martinsville, Virginia (the “Circuit Court”) in 21 civil cases against James C. Justice, II, the Governor of West Virginia, his wife, Cathy L. Justice, his son, James C. Justice, III, and various companies that Governor Justice either owns or controls (together the “Justice Entities”). The claims in these 21 civil cases total approximately $301.9 million in principal debt plus interest, charges, fees and costs. Subsequently, the Justice Entities filed motions in the Circuit Court that sought to set aside these confessions of judgment.
On January 22, 2024, the Circuit Court issued a letter ruling denying these motions. Carter Bank anticipates that in the near future the Circuit Court will enter Orders effectuating its ruling and finalizing these confessions of judgments. Carter Bank further anticipates that subsequent creditor process will be issued to collect on these claims from the judgment debtors, including Governor Justice. This Circuit Court proceeding predates and is separate and apart from the Complaint filed by the Justice Entities against Carter Bank in federal district court in West Virginia on November 10, 2023. That Complaint contains false and misleading claims that Carter Bank will vigorously defend in due course.
Banks have an obligation to their shareholders and the financial system to collect in full all amounts that are due and owing to them. Carter Bank is no different from any other bank in this regard. As with all its customers, Carter Bank expects to be repaid by the Justice Entities in full all amounts due and owing although the timing of such payment in full in these matters is presently indeterminate. Carter Bank believes that it is fully secured on all claims it has outstanding against the Justice Entities. All of these claims are backed by personal guarantees from James C. Justice, II and his wife, Cathy L. Justice. A number of them are also backed by personal guarantees from James C. Justice, III, Governor Justice’s son. This Circuit Court ruling is an important step in the collection process. Carter Bank plans to pursue aggressively all remedies afforded it to collect all amounts due and owing by the Justice Entities.

Important Note Regarding Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to the Company’s financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations, and specifically including information and expectations related to Carter Bank’s loans to the Justice Entities and related legal and collection proceedings. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements. For a discussion of factors that could affect our business and financial results, see the “Risk Factors” outlined in our periodic and current report filings with the Securities and Exchange Commission. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: January 25, 2024	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer